Exhibit 99.1

For further information, contact:
George Huhta
Technology Solutions Company
312.228.4760
george_huhta@techsol.com
Technology Solutions Company Announces
2005 Third Quarter Financial Results
CHICAGO, IL — Nov. 10, 2005 — Technology Solutions Company (TSC) (Nasdaq: TSCCD), a leading consulting firm delivering specialized technology-enabled business solutions, today announced third quarter financial results.
On Oct. 14, 2005, TSC announced a one-for-twenty reverse stock split that became effective on Oct. 25, 2005. Accordingly, the per share amounts for the third quarter do not reflect this reverse split. On Oct. 25, 2005, TSC’s common stock began trading under the symbol “TSCCD” for 20 trading days to designate trading on a post-split basis.
Third Quarter Metrics
•	Revenues before reimbursements were $9.3 million, compared with $7.7 million for the same quarter a year ago; net loss was $1.1 million, or ($0.02) per share vs. a loss of $2.6 million or ($0.06) per share in the third quarter of 2004.

•	Utilization was 68 percent as compared to 65 percent in the second quarter of 2005.

•	Nine new clients and 38 new projects from new and existing clients were acquired, as compared to 18 new clients and 53 new projects from new and existing clients in the second quarter of 2005.

•	In total, there were 99 projects at 61 clients during the third quarter, as compared to 121 projects at 82 clients in the second quarter.

•	Annualized voluntary turnover was 37 percent, as compared to 34 percent in the second quarter of this year.

•	Days sales outstanding were 67 days at Sept. 30, 2005 as compared to 60 days in the second quarter of 2005.

•	Total headcount at Sept. 30, 2005 was 192 compared to 213 at June 30, 2005.

•	The cash and cash equivalents balance at Sept. 30, 2005 was $21 million.
Third Quarter Results
Revenues before reimbursements for the quarter ended Sept. 30, 2005 were $9.3 million. Third quarter net loss was $1.1 million or ($0.02) per share. The results were in line with the company’s guidance of $9.0 million to $10.0 million in revenues; however, the loss for the quarter was smaller than the expected $1.5 million at the high end of the revenues range ($0.03 per share) to $2.5 million ($0.05 per share) at the low end.
Business Commentary and Fourth Quarter Outlook
Michael R. Gorsage, president and CEO, stated, “We continue to head in the right direction to achieve profitability as evidenced by our significantly lower net loss this quarter. This is a result of our improvements in a number of key metrics including increased revenues, higher utilization and decreased costs. In addition, our cash position was stronger than anticipated. During the quarter we added a number of new clients such as Banta Corporation, Maritz Travel, the Chicago Board of Trade, Mine Safety Appliances Company (MSA), and the U.S. member companies of the AEGON Group, and continued to experience growth in our key practice areas most notably healthcare and financial services. In addition to gaining new clients, we expanded our relationships with a number of existing clients, a testimony to the value our consultants bring to client engagements. TSC is benefiting from its new leadership team, our efforts to focus on building deeper relationships with clients, and our decision to concentrate on key competencies: enterprise application services, customer relationship management and business technology.”
Fourth Quarter 2005 Expectations
The Company is forecasting revenues before reimbursements for the fourth quarter of 2005 to be in the range of $8.9 million to $9.9 million. The Company expects fourth quarter results to range from a loss of approximately $0.3 million at the high end of the revenues range to $1.3 million at the low end of the revenues range which on a pre-reverse split basis would range from ($0.01) per share to ($0.03) per share. On a post-reverse split basis the loss would range from ($0.13) per share to ($0.55) per share. (Note that loss amounts are shown with no anticipated tax benefit.) Depending on revenues and cash collections, the Company expects to end the fourth quarter with a cash balance of approximately $19 million to $20 million.
“The transformation process at TSC is nearly complete and should be finished by early next year,” Gorsage said. “At the end of the process, TSC will be stronger operationally and well-positioned to capitalize on the growth potential of our key areas—manufacturing, healthcare, consumer & retail, and financial services—where we continue to see significant opportunities and a growing pipeline. We will continue to focus our efforts on revenue generation through the acquisition of new clients, as well as expanding our relationships with existing clients. We remain thoroughly committed to achieving breakeven, then sustained profitability and consistent revenue growth.”
Conference Call
The Company will also host a conference call to further discuss its third quarter operating results on Friday, Nov. 11, 2005 at 8 a.m. (CST). The dial-in number for the call is 800-835-9927. For international participants, the dial-in number is 312-461-0953. The conference call will also be available live via the Internet in the Investors section of TSC’s Web site at http://www.techsol.com. It is recommended that participants using the Web access the site at least 15 minutes before the conference call begins to download and install any necessary audio software. The call can also be heard online at http://www.firstcallevents.com. For those who cannot access the live broadcast, a replay of the call will be available until midnight CST on Nov. 25, 2005 by dialing 800-839-6713. The passcode for the replay is 7428847.
About TSC
Technology Solutions Company (TSC) is a leading consulting firm delivering specialized technology-enabled business solutions. The Company’s specialization is applying knowledge, derived from the intersection of industry expertise with technology and process capabilities, to business issues and problems. TSC serves the manufacturing, healthcare, consumer & retail, and financial services industries with targeted solutions in enterprise applications, customer relationship management (CRM) and business technology. Through this specialization, TSC can promise its clients A-Team resources—seasoned, collaborative and business-benefit driven. Since 1988 TSC teams have delivered thousands of IT strategy, planning and implementation solutions to Fortune 1000 companies throughout North America. For more information, please visit http://www.techsol.com.
CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS
This press release contains or may contain certain forward-looking statements concerning the Company’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations, as well as other statements. Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “should,” “could,” would,” “potential,” “possible,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “hope,” “project,” and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. The company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Factors which could cause actual financial and other results to differ materially from any results that the Company might project, forecast, estimate or budget in the forward-looking statements in this press release include, but are not limited to, the Company’s ability to successfully introduce new service offerings, the Company’s ability to manage the pace of technological change including its ability to refine and add to its service offerings to adapt to technological changes, the Company’s ability to manage the current downturn in its business and in its industry and changes in the economy, the Company’s ability to manage its current decreased revenue levels, the Company’s ability to attract new business and increase revenues, the Company’s ability to attract and retain employees, the limited level of options available for grants to attract new employees and to retain existing employees, the Company’s ability to accommodate a changing business environment, general business and economic conditions in the Company’s operating regions, market conditions and competitive factors, the Company’s dependence on a limited number of clients and the potential loss of significant clients, the Company’s ability to continue to attract new clients and sell additional work to existing clients, and the Company’s ability to manage costs and headcount relative to expected revenues, all as more fully described herein and in the Company’s periodic reports filed with the Securities and Exchange Commission from time to time. Forward-looking statements are not guarantees of performance. Forward-looking statements speak only as of the date on which they are made and, except as may be otherwise required by law, the Company does not undertake any obligation to update any forward-looking statement to reflect subsequent events or circumstances. If the Company does update or correct one or more forward-looking statements, readers, investors and others should not conclude that the Company would make additional updates or corrections with respect thereto or with respect to other forward-looking statements. The outcomes expressed or implied in these forward-looking statements could be affected by many important factors. Actual results may vary materially.
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TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2005	2004	2005	2004
	(unaudited)		(unaudited)
REVENUES:
Revenues before reimbursements	$9,347	$7,741	$28,341	$24,043
Reimbursements	1,213	1,071	3,762	3,220

	10,560	8,812	32,103	27,263

COSTS AND EXPENSES:
Project personnel	5,487	4,992	18,516	15,713
Other project expenses	1,706	1,442	6,103	4,184
Reimbursable expenses	1,213	1,071	3,762	3,220
Management and administrative support	3,224	3,948	11,818	10,735
Intangible asset amortization	253	—	765	—
Goodwill and intangible asset impairment	—	—	679	—
Restructuring and other charges (credits)	—	—	1,674	(579)
Gain on litigation settlement	—	—	(2,722)	—
Incentive compensation	—	233	—	789

	11,883	11,686	40,595	34,062

OPERATING LOSS	(1,323)	(2,874)	(8,492)	(6,799)

OTHER INCOME:
Net investment income	247	279	607	594

LOSS BEFORE INCOME TAXES	(1,076)	(2,595)	(7,885)	(6,205)
INCOME TAX PROVISION	—	—	—	—

NET LOSS	$(1,076)	$(2,595)	$(7,885)	$(6,205)

BASIC NET LOSS
PER COMMON SHARE	$(0.02)	$(0.06)	$(0.17)	$(0.15)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	47,023	40,875	46,936	40,851

DILUTED NET LOSS
PER COMMON SHARE	$(0.02)	$(0.06)	$(0.17)	$(0.15)

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING	47,023	40,875	46,936	40,851

NOTE: The share and per share amounts do not reflect the reverse stock split that became effective on October 25, 2005.

TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	Sept. 30,	December 31,
	2005	2004
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$20,951	$30,032
Receivables, less allowance for doubtful receivables of $72 and $73	7,840	6,182
Other current assets	945	708

Total current assets	29,736	36,922
COMPUTERS, FURNITURE AND EQUIPMENT, NET	332	509
GOODWILL	7,298	7,884
INTANGIBLE ASSETS, NET	1,232	2,090
LONG-TERM RECEIVABLES AND OTHER	3,614	5,679

Total assets	$42,212	$53,084

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,054	$960
Line of Credit	—	649
Accrued compensation and related costs	3,665	4,987
Restructuring accruals	589	696
Other current liabilities	2,743	3,998

Total current liabilities	8,051	11,290

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock, shares issued — 50,533,970; shares outstanding — 47,092,548 and 46,851,460	505	505
Capital in excess of par value	127,378	127,583
Stock based compensation	89	—
Accumulated deficit	(89,167)	(81,282)
Treasury Stock, at cost, 3,441,422 and 3,682,510 shares	(4,875)	(5,217)
Accumulated other comprehensive income:
Cumulative translation adjustment	231	205

Total stockholders’ equity	34,161	41,794

Total liabilities and stockholders’ equity	$42,212	$53,084

NOTE: The share amounts do not reflect the reverse stock split that became effective on October 25, 2005.